Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350

Michael V. Shustek, as Chief Executive Officer and Director of the Manager of Vestin Mortgage, Inc., the sole Manager of Vestin Fund III, LLC (the “Registrant”), and Rocio Revollo, as Chief Financial Officer of Vestin Mortgage, Inc., hereby certify, pursuant to 18 U.S.C. §1350, that

(1)
the Registrant’s Report on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 13, 2007

/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer and Director of the Manager*
of Vestin Mortgage, Inc., Manager of the Registrant

Date: November 13, 2007

/s/Rocio Revollo
Rocio Revollo
Chief Financial Officer of the Manager*
of Vestin Mortgage, Inc., Manager of the Registrant

* Michael V. Shustek and Rocio Revollo function, respectively, as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Registrant for purposes of 18 U.S.C. Section 1350.